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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 2003

                                                      REGISTRATION NO. 333-85106

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                   POST-EFFECITVE AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                               PRACTICEWORKS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                 -------------


            DELAWARE                                         52-2259090
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                                1765 THE EXCHANGE
                             ATLANTA, GEORGIA 30339
                                 (770) 850-5006
                        (ADDRESS, INCLUDING ZIP CODE, AND
                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 -------------

                           Kenneth K. Doolittle, Esq.
                          Vice President and Secretary
                                343 State Street
                            Rochester, New York 14650
                                 (585) 724-1932
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

                                    Copies to
                              Deborah McLean Quinn
                                Nixon Peabody LLP
                            Clinton Square Suite 1300
                            Rochester, New York 14604
                                 (585) 263-1307

                                 -------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

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                                      -2-

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                Explanatory Note

         On March 28, 2002, PracticeWorks, Inc. (the "Company") filed this registration statement on Form S-3 for the purpose of registering 2,875,000 shares of its common stock to be sold from time to time. This post effective amendment No. 1 deregisters the shares of common stock of the Company which remain unsold under the registration statement. As a result of this deregistration, no shares remain registered for sale pursuant to this registration statement.

         Effective October 7, 2003, Peach Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Eastman Kodak Company ("Kodak") was merged with and into the Company. As a result of the merger, the Company became a wholly owned subsidiary of Kodak. Pursuant to the merger, all shares not sold pursuant to the registration statement were converted into the right to receive $21.50 per share.


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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Post Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 8th day of October, 2003.

                              PRACTICEWORKS, INC.


                              By:      /s/ Daniel I. Kerpelman
                                     -------------------------------------
                                     Daniel I. Kerpelman
                                     President




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Daniel I. Kerpelman        Director and President            October 8, 2003
---------------------------    (Principal Executive Officer)
Daniel I. Kerpelman




/s/ William G. Love            Treasurer (Principal Financial    October 8, 2003
---------------------------    and Accounting Officer)
William G. Love